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                                                                   EXHIBIT 12.1

                                             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                  THREE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,                MARCH 31,
                                     1992      1993      1994     1995     1996     1996     1997
                                   --------------------------------------------------------------
Earnings:
  Income (loss) from continuing
  operations before income taxes   $(19,150) $  (970)  $ 7,681  $ 9,933  $11,225   $  315  $1,270

Add:
  Fixed charges                      33,448   20,101    17,740   17,003   17,088    4,319   4,298
                                   --------------------------------------------------------------

  Adjusted Earnings                $ 14,298  $19,131   $25,421  $26,936  $28,313    4,634   5,568
                                   --------------------------------------------------------------
                                   --------------------------------------------------------------

Fixed Charges:
  Interest expense - debt            15,191   13,111    16,716   16,433   16,518    4,176   4,153
  Interest expense - warrants        18,257    6,990         -        -        -        -       -
  Amortization of financing cost          -              1,024      570      570      143     145
                                   --------------------------------------------------------------

Total Fixed Charges                $ 33,448  $20,101   $17,740  $17,003  $17,088   $4,319  $4,298
                                   --------------------------------------------------------------
                                   --------------------------------------------------------------

Ratio of Earnings to Fixed Charges        -        -      1.43     1.58     1.66     1.07    1.30

(Deficit) Excess of Earnings to
  Fixed Charges                    $(19,150)  $ (970)  $     -  $     -  $     -   $    -   $   -
                                   --------------------------------------------------------------
                                   --------------------------------------------------------------

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